UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012.

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri		63301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On November 13, 2012, American Railcar Industries, Inc. (ARI) and certain of its affiliates (collectively the Reporting Persons), filed a Schedule 13D with the Securities and Exchange Commission relating to The Greenbrier Companies, Inc. (Issuer).

On December 17, 2012, ARI amended its Schedule 13D by adding the following disclosure:

Representatives of the Reporting Persons have had conversations with the Issuer that have resulted in proposing a potential transaction pursuant to which ARI would acquire the Issuer at a price of $20 per share, payable in cash, in a negotiated transaction. Such transaction, if any, would be subject to satisfactory completion of the Reporting Persons’ due diligence of the Issuer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012		American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer